Exhibit 1

Ps.5,000,000,000

AMÉRICA MÓVIL, S.A. DE C.V.

9% Senior Notes due January 15, 2016

Unconditionally Guaranteed by

RADIOMÓVIL DIPSA, S.A. DE C.V.

______________

Underwriting Agreement

September 29, 2005

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

as Representative of the several Underwriters

named in Schedule I hereto

c/o Credit Suisse First Boston (Europe) Limited

One Cabot Square

London E14 4QJ

England

Ladies and Gentlemen:

América Móvil, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, Ps.5,000,000,000 principal amount of its 9% Senior Notes due January 15, 2016 (the “Notes”). Payment of principal, interest and all other amounts due in respect of the Notes will be guaranteed (the “Guarantees”) by Radiomóvil Dipsa, S.A. de C.V. (the “Guarantor”), a sociedad anónima de capital variable, organized under the laws of Mexico. The Notes will be issued pursuant to an Indenture dated as of March 9, 2004, as amended, supplemented and otherwise modified by the First Supplemental Indenture and the Second Supplemental Indenture, each dated as of March 9, 2004, the Third Supplemental Indenture dated as of April 27, 2004, the Fourth Supplemental Indenture, dated as of November 3, 2004, the Fifth Supplemental Indenture, dated as of December 14, 2004, and the Sixth Supplemental Indenture, dated as of February 25, 2005 (the “Base Indenture”), as further supplemented by the Seventh Supplemental Indenture, to be dated as of October 5, 2005 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus (as defined below).

Each of the Company and the Guarantor hereby confirms its agreement with the Underwriters concerning the purchase and resale of the Notes, as follows:

1.      Purchase and Resale of the Notes. (a) The Company agrees to issue and sell to each Underwriter, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase, severally and not jointly, from the Company the Notes, in the respective principal amounts set forth opposite such Underwriter’s name in Schedule I hereto, at a purchase price equal to 98.893% of the principal amount thereof, plus accrued interest, if any, from October 5, 2005 to the Closing Date. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein. The Company and the several Underwriters agree that each Underwriter may make payment of such purchase price in Mexican pesos or U.S. dollars at an exchange rate of Ps.10.8167 = U.S.$1.00 or any combination thereof.

(b)The Company acknowledges and agrees that each Underwriter may offer and sell Notes to or through any of its affiliate and that any such affiliate may offer and sell Notes purchased by it to or through such Underwriter.

2.      Payment and Delivery. (a) Payment for and delivery of the Notes will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on October 5, 2005 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)Payment for the Notes will be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representative against delivery to the common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, Société Anonyme (“Clearstream”), for the accounts of the several Underwriters, of a global note representing the Notes (the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company.

3.      Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent, warrant, and agree with the Underwriters that:

(a)Registration Statement. A registration statement on Form F-3 (No. 333-120202), including a prospectus, relating to the Notes has been filed with the U.S. Securities and Exchange Commission (“Commission”) and has become effective; and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the U.S. Securities Act of 1933, as amended (“Securities Act”),

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and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information pertaining to such registration statement has been complied with. Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented as contemplated herein to reflect the terms of the Notes and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act, including all documents incorporated by reference therein, is hereinafter referred to as the “Prospectus”. No document has been prepared or distributed in reliance on Rule 434 under the Securities Act. The Company meets the requirements for use of Form F-3 under the Securities Act.

(b)Compliance with Law. On the effective date of the registration statement relating to the Notes, such registration statement, as amended, conformed in all material respects to the requirements of the Securities Act, the U.S. Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), and the rules and regulations of the Commission promulgated under the Securities Act and the Trust Indenture Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conforms in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission promulgated under the Securities Act and the Trust Indenture Act, and neither the Registration Statement (as amended or supplemented by the Prospectus) nor the Prospectus includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company and the Guarantor do not make any representation or warranty with respect to any statements in or omissions from any of such documents based upon information furnished to the Company in writing by or on behalf of any Underwriter through the Representative specifically for use therein.

(c)Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, as to form in all material respects with the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d)Financial Statements. The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and their consolidated results of operations, changes in stockholders’ equity and changes in financial position for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in Mexico (“Mexican GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated

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by reference in the Registration Statement and the Prospectus presents fairly the information shown thereby.

(e)No Material Adverse Change. Since the date of the most recent audited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock or increase in the long-term debt of the Company, the Guarantor or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Guarantor on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company or the Guarantor and their respective subsidiaries taken as a whole; (ii) none of the Company, the Guarantor and their respective subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) none of the Company, the Guarantor and their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any governmental or regulatory authority or court, except in the case of clauses (i), (ii) or (iii) above, as otherwise disclosed in the Prospectus.

(f) Organization. (i) Each of the Company and the Guarantor has been duly organized and is validly existing as a sociedad anónima de capital variable under the laws of Mexico, is duly qualified to do business in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority (corporate and otherwise) necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantor of their respective obligations under the Notes and the Guarantees (a “Material Adverse Effect”). The Company’s principal subsidiaries are as listed in the Company’s amended annual report on Form 20-F under “Item 4. Information on the Company—General—Major Subsidiaries and Affiliates,” which is incorporated by reference in the Registration Statement and the Prospectus, and as set forth under “Prospectus Supplement Summary – América Móvil – Recent Acquisitions” in the Prospectus.

(ii)   Each subsidiary of the Company has been duly organized and is validly existing as a corporation or company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority (corporate and otherwise) necessary to own or hold its properties and to conduct the businesses in which it is

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engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(g)Capitalization. Except for shares repurchased by the Company under its buy-back program since June 30, 2005, the Company’s capitalization is as set forth under the caption “Capitalization” in the Prospectus; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock or other equity interests of the Guarantor and of each other principal subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as set forth in the Prospectus.

(h)Due Authorization. Each of the Company and the Guarantor has full right, power and authority to execute and deliver, as applicable, this Agreement, the Indenture, the Supplemental Indenture, the Notes and the Guarantees (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i) Indenture. The Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of each of the Company and the Guarantor enforceable against each of the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, concurso mercantil, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture has been duly qualified under the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder applicable to an indenture that is qualified thereunder.

(j) Supplemental Indenture. The Supplemental Indenture has been duly authorized and, when executed and delivered by the Company, the Guarantor and the Trustee, will have been duly executed and delivered by the Company and the Guarantor and will constitute a legal, valid and binding agreement enforceable against each of the Company and the Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

(k)The Notes. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

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(l) The Guarantees. The Guarantees have been duly authorized by the Guarantor and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)      Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(n)Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus.

(o)No Violation or Default. None of the Company, the Guarantor nor any of the Company’s subsidiaries is (i) in violation of its estatutos sociales, charter or by-laws or similar constitutive documents; (ii) in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company, the Guarantor or any of their respective subsidiaries is a party or by which the Company, the Guarantor or any of their respective subsidiaries is bound or to which any of the properties or assets of the Company, the Guarantor or any of their subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any governmental or regulatory authority or court, except, in the case of clauses (i) (other than with respect to the Company or the Guarantor), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)No Conflicts. The execution, delivery and performance by each of the Company and the Guarantor of each of the Transaction Documents to which it is a party, the issuance and sale of the Notes (including the Guarantees) and compliance by each of the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any violation of the provisions of the estatutos sociales, charter or by-laws or similar constitutive documents of the Company or the Guarantor or any of their respective subsidiaries; (ii) conflict with or result in a violation or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor or any of their respective subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor or any of their respective subsidiaries is a party or by which the Company or the Guarantor or any of their respective subsidiaries is bound or to which any of the property or assets of the Company or the Guarantor or any of their respective subsidiaries is subject; or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any or governmental or regulatory authority or court, except, in the case of clauses (ii) and (iii) above, for any such conflict or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

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(q)No Consents. No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority or court is required for the execution, delivery and performance by each of the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes (including the Guarantees) and compliance by the Company and the Guarantor with the terms thereof, and the consummation of the transactions contemplated by the Transaction Documents, (i) except for such consents, approvals, authorizations, orders and registrations or qualifications (A) as have been obtained or made under the Securities Act, the Exchange Act or the Trust Indenture Act and as may be required under applicable U.S. state securities or Blue Sky laws in connection with the purchase and resale of the Notes by the Underwriters; (B) as may be required under applicable securities laws of jurisdictions outside Mexico and the United States in connection with the purchase and distribution of the Notes by the Underwriters; and (ii) except for the authorization from the Mexican Comisión Nacional Bancaria y de Valores (the “CNBV”) for the registration of the Notes with the Sección Especial (Special Section) of the Registro Nacional de Valores (the National Securities Registry, or the “Registry”).

(r) Legal Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, the Guarantor or any of their respective subsidiaries is or may be a party or to which any property of the Company, the Guarantor or any of their respective subsidiaries is or may be subject that, individually or in the aggregate, if determined adversely to the Company, the Guarantor or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of each of the Company and the Guarantor, no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others.

(s) Independent Accountants. Mancera, S.C., a Member Practice of Ernst & Young Global, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries, within the meaning of standards established by the Mexican Institute of Public Accountants and the Securities Act and the rules and regulations of the Commission promulgated thereunder, and the Exchange Act and the rules and regulations promulgated thereunder.

(t) Title to Real and Personal Property. The Company, the Guarantor and their respective subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, the Guarantor and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by Company, the Guarantor and their respective subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(u)Title to Intellectual Property. The Company, the Guarantor and their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company, the Guarantor and their respective subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except where the failure to own or possess such patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how or any such conflict, would not, individually or in the aggregate, have a Material Adverse Effect.

(v)Investment Company Act. Neither the Company nor the Guarantor nor any of their respective subsidiaries is, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, none of them will be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)      Taxes. Each of the Company, the Guarantor and their respective subsidiaries have paid all Mexican, U.S. and other taxes and filed all tax returns required to be paid or filed through the date hereof and all assessments received by them to the extent such taxes have become due and are not being contested in good faith; and except as disclosed in the Registration Statement and the Prospectus (including the documents incorporated by reference therein), there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the Guarantor or any of their respective subsidiaries or any of their respective properties or assets except for taxes that are being contested in good faith and as to which appropriate reserves have been established by the Company or the Guarantor, as the case may be.

(x)Licenses and Permits. The Company, the Guarantor and their respective subsidiaries possess all material concessions, licenses, certificates, permits, consents, orders, approvals and other authorizations issued by, and have made all declarations and filings with, the appropriate Mexican, U.S. or other governmental or regulatory authorities, and courts that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, neither the Company, the Guarantor nor any of their respective subsidiaries has received notice of any revocation or modification of any such material concession, license, certificate, permit or authorization or has any reason to believe that any such concession, license, certificate, permit or authorization will not be renewed in the ordinary course relating to the conduct of the Company’s, the Guarantor’s or their respective subsidiaries’ businesses as conducted on the date hereof.

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(y)No Labor Disputes. No labor disturbance by or dispute with employees of the Company, the Guarantor or any of their respective subsidiaries exists or, to the best knowledge of each of the Company and the Guarantor, is contemplated or threatened other than disputes involving employees in the ordinary course of the Company’s and the Guarantor’s business, except for any such labor disturbance or dispute that would not, individually or in the aggregate, have a Material Adverse Effect.

(z)Compliance with Environmental Laws. The Company, the Guarantor and their respective subsidiaries (i) are, and at all times prior to the date hereof have been, in compliance with any and all applicable Mexican, U.S. or other laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)     Reporting Company. The Company is subject to, and in compliance with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(bb)    Stamp and Transfer Taxes. Except as disclosed in the Registration Statement and the Prospectus, with respect to non-residents of Mexico, there are no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes payable by or on behalf of any Underwriter to Mexico or to any taxing authority thereof or therein in connection with (i) the delivery of the Notes by the Company to the Underwriters in the manner contemplated by this Agreement; (ii) payments of the principal, interest and other amounts in respect of the Notes to holders of the Notes; (iii) the sale and delivery of the Notes by the Underwriters to subsequent purchasers thereof in accordance with the terms of this Agreement; or (iv) the obligations of the Guarantor under the Guarantees.

(cc)     Accounting Controls. The Company, the Guarantor and their respective subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(dd)    No Unlawful Payments. Neither the Company, the Guarantor nor any of their respective subsidiaries nor, to the best knowledge of each of the Company and the Guarantor, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantor or any of their respective subsidiaries has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any equivalent provision of Mexican law.

(ee)     No Restrictions on Subsidiaries. Except as set forth in the Prospectus (including the documents incorporated by reference therein), no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ff)      No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(gg)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hh)    Compliance with Sarbanes-Oxley. The Company and its directors or officers, in their capacities as such, are and have been at all times in compliance with each provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ii)Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of Mexico, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory authorities in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory authorities or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its or their directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or

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otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any activities carried out or to be carried out in Burma (Myanmar), Cuba, Iran or Sudan.

4.      Further Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, covenant and agree with the Underwriters that:

(a)Filing of Prospectus. The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement.

(b)Delivery of Copies. The Company will deliver to the Representative as many copies of the Registration Statement (including all exhibits thereto), the Prospectus and any related preliminary prospectus and any and all amendments and supplements to each such document as the Underwriters may reasonably request.

(c)Amendments or Supplements. During the period when a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with the sales by the Underwriters or any dealer, before making or distributing any amendment or supplement to the Prospectus or the Registration Statement, the Company will promptly inform the Underwriters thereof and furnish to the Underwriters and U.S. and Mexican counsel to the Underwriters a copy of the proposed amendment or supplement for review, and will not distribute any such proposed amendment or supplement to which the Representative reasonably objects; and the Company will also advise the Underwriters promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d)Notice to the Underwriters. The Company will advise the Underwriters promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Registration Statement or the Prospectus, or any part of either thereof, or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Notes as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Registration Statement or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

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(e)Ongoing Compliance of the Prospectus. If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with the sales by the Underwriters or any dealer, (i) any event will occur or condition will exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) hereof, furnish to the Underwriters such amendments or supplements to the Registration Statement or the Prospectus as may be necessary so that the statements included or incorporated by reference in the Registration Statement or the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law. Neither the consent to, nor the delivery of, any such amendment or supplement by the Underwriters will constitute a waiver of any of the conditions set forth herein.

(f) Blue Sky Qualification. The Company will qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Notes; provided that the Company will not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) file any general consent to service of process in any such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described under the caption “Use of Proceeds” in the Prospectus.

(h)Information Updates. For a period of two years following the Closing Date, the Company will furnish to the Underwriters, copies of such publicly available financial or other information in respect of the Company or the Guarantor as may reasonably be requested by the Underwriters from time to time.

(i) Earnings Statements. As soon as practicable, but not later than 18 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Notes, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 20-F filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Securities Act.

(j) Clear Market Provision. During the period beginning on the date hereof and continuing to and including the business day following the Closing Date, the Company and the Guarantor will not offer, sell, contract to sell, or otherwise dispose of any debt

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securities of, or guaranteed by, the Company or the Guarantor which are substantially similar to the Notes.

(k)Euroclear and Clearstream. The Company will assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through Euroclear and Clearstream.

(l) EuroMTF Listing. The Company will use its reasonable best efforts to list the Notes, subject to official notice of issuance, on the EuroMTF, the alternative market of the Luxembourg Stock Exchange, and will from time to time take such other actions as necessary or advisable to maintain any listing of the Notes in accordance with the terms of this Section 4(l); provided that (i) if listing on the EuroMTF (x) would require the Company to publish financial information on the basis of accounting principles that are materially different from those the Company applies in its financial reporting, or to publish financial information more frequently than required, under the securities laws of Mexico and the United States or (y) would require the Guarantor to publish separate financial statements, or (ii) if after such listing of the Notes is obtained it becomes impracticable or unduly burdensome, in the good faith determination of the Company, to maintain such listing as a result of legislation that requires the Company to publish financial information on the basis of accounting principles that are materially different from those the Company applies in its financial reporting, or to publish financial information more frequently than required, under the securities laws of Mexico and the United States, the Company may withdraw the listing application or de-list the Notes from the EuroMTF, as the case may be; and provided, further, that the Company will use its best efforts to obtain an alternative admission to listing, trading and/or quotation of the Notes by another listing authority, exchange or system within or outside the European Union as it may reasonably decide, provided that if such alternative admission is not available or is, in the Company’s reasonable opinion, unduly burdensome, the Company will have no further obligation in respect of any listing of the Notes.

(m)      No Stabilization. The Company and the Guarantor will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(n) Registro Nacional de Valores. The Company will take any and all action necessary to maintain the registration of the Notes with the Sección Especial of the Registro Nacional de Valores maintained by the CNBV for so long as the Notes remain outstanding.

(o)Process Agent. For so long as any Note remains outstanding, the Company and the Guarantor will maintain an authorized agent upon whom process may be served in any legal suit, action or proceeding based on or arising under this Agreement, and promptly communicate in writing to the Underwriters of any change of such authorized agent.

(p)Stamp Tax. The Company will indemnify and hold harmless each Underwriter against any documentary, stamp or similar issue tax, including any interest

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and penalties, on the creation, issue and sale of the Notes and on the execution and delivery of this Agreement.

5.      Conditions of Underwriters’ Obligations. The obligation of the Underwriters to purchase Notes on the Closing Date as provided herein is subject to the performance by each of the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein will be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement will be true and correct on and as of the Closing Date.

(b)Filing of Prospectus; etc. The Prospectus will have been filed with the Commission in accordance with the Securities Act and rules and regulations promulgated by the Commission thereunder and Section 4(a) of this Agreement; and no stop order suspending the effectiveness of the Registration Statement or of any part thereof will have been issued and no proceedings for that purpose will have been instituted or, to the knowledge of the Company or the Underwriters, will be contemplated by the Commission.

(c)No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) neither Standard & Poor’s Rating Group (“S&P”) nor Moody’s Investors Service, Inc. (“Moody’s”) will have downgraded the Notes or any other debt securities issued or guaranteed by the Company or the Guarantor and (ii) neither S&P nor Moody’s will have announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities issued or guaranteed by the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading).

(d)No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof will have occurred or will exist, which event or condition is not described in the Prospectus (including the documents incorporated by reference therein) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e)CNBV Authorization. The Company will have obtained authorization from the CNBV for the registration of the Notes with the Sección Especial (Special Section) of the Registro Nacional de Valores, and such authorization will remain in full force and effect.

(f) Officers’ Certificates. The Underwriters will have received on and as of the Closing Date a certificate of an executive officer of Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement and the

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Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct and that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) that no order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are, to the knowledge of such officer, threatened, by the Commission and (iv) to the effect set forth in Section 5(c) and 5(d) hereof.

(g)Comfort Letters. On the date hereof and on the Closing Date, Mancera, S.C., a Member Practice of Ernst & Young Global, will have furnished to the Representative, at the request of the Company, letters, dated the date hereof and the Closing Date, respectively, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letters delivered will use a “cut-off” date no more than three business days prior to their respective delivery dates.

(h)Opinions of U.S. Counsel to the Company and the Guarantor. Cleary Gottlieb Steen & Hamilton LLP, United States counsel to the Company and the Guarantor, will have furnished to the Representative, at the request of the Company and the Guarantor, their written opinions and letters, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex A hereto.

(i) Opinions of Mexican Counsel to the Company and the Guarantor. Galicia y Robles, S.C., Mexican counsel to the Company and the Guarantor, will have furnished to the Representative, at the request of the Company and the Guarantor, their written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex B hereto.

(j) Opinion of Brazilian Counsel to the Company. Xavier, Bernardes, Bragança Sociedade de Advogados, Brazilian counsel to the Company, will have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex C hereto.

(k)Opinion of Bermuda Counsel to the Company. The Underwriters will have received on and as of the Closing Date an opinion of Bermuda counsel to the Company, with respect to such matters of Bermuda law as the Representative may reasonably request.

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(l) Opinions of U.S. Counsel to the Underwriters. The Underwriters will have received on and as of the Closing Date the opinions and letters of Simpson Thacher & Bartlett LLP, U.S. counsel to the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel will have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)      Opinions of Mexican Counsel to the Underwriters. The Underwriters will have received on and as of the Closing Date the opinions of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican counsel to the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel will have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n)No Legal Impediment to Issuance. No action will have been taken and no statute, rule, regulation or order will have been enacted, adopted or issued by any Mexican, U.S. or other governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any Mexican, U.S. or other court will have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(o)No Event of Default. At the Closing Date, after giving effect to the consummation of the transactions contemplated by the Transaction Documents, there will exist no default or event of default under the Indenture.

(p)Euroclear and Clearstream. The Notes will be eligible for clearance and settlement through Euroclear and Clearstream.

(q)Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each Transaction Document and all other legal matters relating to this Agreement and the transactions contemplated hereby will be reasonably satisfactory in all respects to the Representative, and the Company and the Guarantor will have furnished to Simpson Thacher & Bartlett LLP, U.S. counsel to the Underwriters, and to Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican counsel to the Underwriters, all documents and information that they may reasonably request to enable them to pass upon such matters.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement will be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters.

6.	Indemnification and Contribution.

(a)Indemnification of the Underwriters. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the

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meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to either thereof), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company and the Guarantor in writing by or on behalf of the Underwriters through the Representative expressly for use therein.

(b)Indemnification of the Company and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantor, their directors and officers, and each person, if any, who controls any of the Company and the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company and the Guarantor in writing by or on behalf of the Underwriters through the Representative expressly for use in the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the statements concerning the Underwriters contained in the third, fifth (second and third sentences only), seventh, ninth and eleventh paragraphs under the caption “Underwriting” in the Prospectus.

(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand will be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) will promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person will not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person will not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding will be brought or asserted against an Indemnified Person and it will have notified the Indemnifying Person thereof, the Indemnifying Person will retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and will pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Person

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unless (i) the Indemnifying Person and the Indemnified Person will have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person will have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person will not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses will be reimbursed as they are incurred. Any such separate firm for the Underwriters, their affiliates, directors and officers and any control persons of the Underwriters will be designated in writing by the Representative on the behalf of the Underwriters, and any such separate firm for the Company and the Guarantor and any control persons of the Company and the Guarantor will be designated in writing by the Company. The Indemnifying Person will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person will have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person will not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person will, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)Contribution. If the indemnification provided for in Sections 6(a) and 6(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, will contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in

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connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other will be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Notes. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Limitation on Liability. The Company and the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 6(d) hereof will be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event will any Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and will not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7.  Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Guarantor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally will have been suspended or materially limited on the New York Stock Exchange, the London Stock Exchange, the Luxembourg Stock Exchange, the Mexican Stock Exchange or the over-the-counter market in the United States, England, Luxembourg or Mexico (including, in the case of the United States, the NASDAQ market) or minimum prices will have been established on any of such exchanges or such market by such exchange or by any regulatory body having jurisdiction over such exchange or market; (ii) trading of any securities issued or guaranteed by any of the Company or the

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Guarantor will have been suspended on any exchange or the over-the-counter market in the United States, England, Luxembourg or Mexico; (iii) a material disruption in securities settlement, payment or clearance services in the United States, the European Union or other relevant jurisdiction will have occurred; (iv) a general moratorium on commercial banking activities will have been declared by U.S. federal or New York State authorities or by Mexican authorities or by authorities in England or Luxembourg; (v) there will have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus; (vi) any material adverse change or development involving a prospective material adverse change in taxation, exchange controls or other applicable law or regulation in the United States, the European Union or Mexico directly affecting the Notes or the imposition of restrictions on repatriation of remittances or interest payments or dividends from Mexico, the effect of which change or development on the financial markets of the United States, the European Union, Mexico or elsewhere is such as to make it inadvisable or impracticable to market the Notes; or (vii) there will have been such a material adverse change in U.S., Mexican, the European Union or international monetary, general economic, political or financial conditions as to make it, in the judgment of the Representative, inadvisable to proceed with the payment for and delivery of the Notes.

8.  Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor, jointly and severally, will, subject to Section 8(b) hereof, pay or cause to be paid all fees, expenses and costs incident to the performance of their respective obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation and/or printing of the Prospectus (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the U.S., Mexican, Brazilian and Bermuda counsel to the Company and the Guarantor; (v) the fees and expenses of the independent public accountants of the Company and the Guarantor; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representative may designate; (vii) all expenses and application fees related to the admission to listing, trading and/or quotation of the Notes on any listing authority, exchange or system; viii) any fees charged by rating agencies for rating the Notes; (ix) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (x) any expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by Euroclear and Clearstream; (xi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (xii) the fees and expenses of U.S. and Mexican counsel to the Underwriters; and (xiii) the Underwriters’ own travel and other out-of-pocket expenses. Notwithstanding the preceding sentence, solely if the transactions contemplated hereby are consummated, (a) the Underwriters will reimburse the Company and the Guarantor for the fees,

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expenses and costs referred to in clauses (ii), (iv), (v), (viii) and (xi) of the preceding sentence; provided, however, that, in the case of the fees, expenses and costs referred to in clause (iv), the amount to be so reimbursed by the Underwriters will not exceed U.S.$200,000 in the aggregate and that, in the case of fees, expenses and costs referred to in clauses (v) and (viii), the amounts to be so reimbursed by the Underwriters will not exceed U.S.$230,000 in the aggregate, and (b) the Underwriters will be responsible for the fees, expenses and costs referred to in clauses (xii) and (xiii).

(b)If (i) this Agreement is terminated pursuant to Section 7 hereof, (ii) the Company for any reason fails to tender the Notes for delivery to the Underwriters, (iii) the Guarantor for any reason fails to comply with its obligation to provide the Guarantees or (iv) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, each of the Company and the Guarantor jointly and severally agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

9.  Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Underwriters referred to in Section 6 hereof. Nothing in this Agreement is intended or will be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from the Underwriters will be deemed to be a successor merely by reason of such purchase.

10.   Process Agent. Each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York state court located in New York City and any competent court located in the domicile of the Company, the Guarantor or such Underwriter, with respect to actions brought against the Company, the Guarantor or such Underwriter as defendant, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding and waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Guarantor has appointed CT Corporation System as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls such Underwriter, designates CT Corporation System’s address in New York City as its designated address to receive such process, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment of the Authorized Agent will not be revoked by any action taken by the Company or the Guarantor. Each of the Company and the Guarantor represents and warrants that the Authorized Agent has agreed to act as said agent for service of

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process, and the each of the Company and the Guarantor agrees to take any and all action, including the filing of any and all documents, agreement and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Personal service of process upon the Authorized Agent in any manner permitted by applicable law and written notice of such service to the Company and the Guarantor will be deemed, in every respect, effective service of process upon each of the Company and the Guarantor.

11.      Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, contained in this Agreement or made by or on behalf of the Company and the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto will survive the delivery of and payment for the Notes and will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company and the Guarantor, or the Underwriters.

12.   Additional Amounts. If the compensation (including the Underwriters’ commissions and concessions) or any other amounts to be received by the Underwriters under this Agreement (including, without limitation, indemnification and contribution payments), as a result of entering into this Agreement, are subject to any present or future taxes, assessments, deductions, withholdings or charges of any nature imposed or levied by or on behalf of Mexico or any political subdivision thereof or taxing authority therein (“Mexican Taxes”), then the Company and the Guarantor will, jointly and severally, pay to the Underwriters, an additional amount so that the Underwriters will retain, after taking into consideration all such Mexican Taxes, an amount equal to the amounts owed to it as compensation or otherwise under this Agreement as if such amounts had not been subject to Mexican Taxes. If any Mexican Taxes are collected by deduction or withholding, the Company and the Guarantor will upon request provide to the Underwriters copies of documentation evidencing the transmittal to the proper authorities of the amount of Mexican Taxes deducted or withheld.

13.   Judgment Currency. The Company and the Guarantor will indemnify each Underwriter, jointly and severally, against any loss incurred by them as a result of any judgment or order against the Company or the Guarantor, being given or made and expressed and paid in a currency (“Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Underwriter on the date of payment of such judgment or order are able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity will constitute a separate and independent obligation of the Company and the Guarantor and will continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” will include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

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14.      Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Mexico City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.   Miscellaneous. (a) Notices. All notices and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters will be given to the Representative at One Cabot Square, London E14 4QJ

England, (fax: 4420-7890-2310); Attention: Transaction Management Group. Notices to the Company and the Guarantor will be given to them at Lago Alberto, Colonia Anáhuac, 11320, México, D.F., México (fax: 5255-2581-4440); Attention: Lic. Alejandro Cantú, General Counsel.

(b)Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

(c)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which will be an original and all of which together will constitute one and the same instrument.

(d)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, will in any event be effective unless the same will be in writing and signed by the parties hereto.

(e)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AMÉRICA MÓVIL, S.A. DE C.V.

By	/s/ Carlos García Moreno
Name: Carlos García Moreno
	Title:	Attorney-in-Fact

By	/s/ Alejandro Cantú Jiménez
Name: Alejandro Cantú Jiménez
	Title:	Attorney-in-Fact

RADIOMÓVIL DIPSA, S.A. DE C.V.,

as Guarantor

By	/s/ Carlos García Moreno
Name: Carlos García Moreno

Title: Attorney-in-Fact

By	/s/ Alejandro Cantú Jiménez
Name: Alejandro Cantú Jiménez
	Title:	Attorney-in-Fact

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

as Representative of the several Underwriters

named in Schedule I hereto

By	/s/ Begoña Benito

Name:   Begoña Benito

Title:       Duly Appointed Attorney

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SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased

Credit Suisse First Boston (Europe) Limited	Ps.4,750,000,000
Deutsche Bank Securities Inc.	250,000,000

Total	Ps.5,000,000,000

ANNEX A

[FORM OF OPINIONS AND LETTER OF U.S. COUNSEL

TO THE COMPANY AND THE GUARANTOR]

October 5, 2005

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

as Representative of the several Underwriters

named in Schedule I hereto

c/o Credit Suisse First Boston (Europe) Limited

One Cabot Square

London E14 4QJ

England

Ladies and Gentlemen:

We have acted as special United States counsel to América Móvil, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), and Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as guarantor (the “Guarantor”), in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-120202) of Ps.5,000,000,000 aggregate principal amount of 9% Senior Notes due January 15, 2016 (the “Notes”) to be issued under an indenture dated as of March 9, 2004, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, each dated as of March 9, 2004, the Third Supplemental Indenture, dated as of April 27, 2004, the Fourth Supplemental Indenture, dated as of November 3, 2004, the Fifth Supplemental Indenture, dated as of December 14, 2004, and the Sixth Supplemental Indenture, dated as of February 25, 2005 (the “Base Indenture”), as further supplemented by the Seventh Supplemental Indenture, to be dated as of October 5, 2005 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus, dated November 22, 2004, as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the prospectus supplement, dated September 29, 2005, as first filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus Supplement;” and

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the Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus.” This opinion letter is furnished pursuant to Section 5(h) of the underwriting agreement, dated as of September 29, 2005 (the “Underwriting Agreement”), among the Company, the Guarantor and Credit Suisse First Boston (Europe) Limited, as the representative (the “Representative”) to the several underwriters thereunder (the “Underwriters”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;
(b)	the Registration Statement and the documents incorporated by reference therein;
(c)	the Prospectus and the documents incorporated by reference therein;
(d)	the Notes in global form as executed by the Company and authenticated by the Trustee;
(e)	the guarantees relating to the Notes (the “Guarantees”) as executed by the Guarantor;
(f)	executed copies of the Base Indenture and the Supplemental Indenture; and
(g)	the documents delivered to you by the Company and the Guarantor at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and the Guarantor and such other instruments and other certificates of public officials, officers and representatives of the Company and the Guarantor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and the Guarantor in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.      The Indenture has been duly executed and delivered by the Company and the Guarantor under the law of the State of New York and qualified under the Trust

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Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid, binding and enforceable agreement of the Company and the Guarantor.

2.      The Notes have been duly executed and delivered by the Company under the law of the State of New York and are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

3.      The Guarantees have been duly executed and delivered by the Guarantor under the law of the State of New York and are the valid, binding and enforceable obligations of the Guarantor.

4.      The statements set forth in the Prospectus Supplement under the heading “Description of Notes” and “Form of Notes, Clearing and Settlement” and in the Base Prospectus under the headings “Description of Debt Securities”, insofar as such statements purport to summarize certain provisions of the Notes, the Guarantees and the Indenture, provide a fair summary of such provisions.

5.      The statements set forth in the Prospectus Supplement and the Base Prospectus under the heading “Taxation - United States Tax Considerations,” insofar as such statements purport to summarize certain federal income tax laws of the United States, provide a fair summary of the principal U.S. federal income tax consequences of an investment in the Notes.

6.      The Underwriting Agreement has been duly executed and delivered by the Company and the Guarantor under the law of the State of New York.

7.      The issuance and sale of the Notes to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company and the Guarantor of their respective obligations in the Underwriting Agreement, the Indenture, the Notes and the Guarantees will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience is normally applicable to general business entities in relation to transactions of the type contemplated by the Underwriting Agreement, the Indenture, the Notes and the Guarantees, except such as have been obtained or effected under the Securities Act and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws).

8.      The issuance and sale of the Notes to the Underwriters pursuant to the Indenture or the Underwriting Agreement do not, and the performance by the Company and the Guarantor of their respective obligations in the Underwriting Agreement, the Indenture, the Notes and the Guarantees will not, conflict with or result in a breach or violation or constitute a default under the Base Indenture or any of the agreements identified in Exhibit A hereto.

9.      No registration of the Company or the Guarantor under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Notes by the Company in the manner contemplated by the Underwriting Agreement and

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the Prospectus and the application of the proceeds thereof as described in the Prospectus.

10.   Under the law of the State of New York relating to submission to jurisdiction, the Company and the Guarantor, pursuant to Section 10 of the Underwriting Agreement, (a) have irrevocably submitted to the personal jurisdiction of any U.S. federal or New York State court located in New York City, (b) to the fullest extent permitted by law, have validly and irrevocably waived any objection to the venue of a proceeding in any such court, and (c) have validly appointed CT Corporation System as their authorized agent for the purpose described in Section 10 of the Underwriting Agreement; and service of process effected in the manner set forth in Section 10 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company or the Guarantor in any such action.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, (a) we have assumed that the Company and the Guarantor and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company or the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience are normally applicable to general business entities in relation to the transactions contemplated in the Underwriting Agreement and the Indenture), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

With respect to the opinions expressed in paragraphs 1, 2, 3 and 10 above relating to the first sentence of Section 115 of the Indenture and the first sentence of Section 10 of the Underwriting Agreement, we express no opinion as to the subject matter jurisdiction of any U.S. federal court to adjudicate any action relating to the Indenture, the Notes, the Guarantees or the Underwriting Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

In addition, we note that (a) with respect to the opinions expressed in paragraphs 1, 2, 3 and 10 above, the designation in Section 115 of the Indenture of the U.S. federal courts located in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Indenture, the Notes or the Guarantees, and the designation in Section 10 of the Underwriting Agreement of the U.S. federal courts located in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Underwriting Agreement are (notwithstanding the waiver in Section 115 of the Indenture and Section 10 of the Underwriting Agreement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings and (b) the enforceability in the United States of the waiver in Section 115 of the Indenture by each of the Company and

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the Guarantor of any immunity from jurisdiction or to service of process is subject, to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

We express no opinion as to the enforceability of the judgment currency indemnities in Section 1010 of the Indenture and Section 13 of the Underwriting Agreement.

In addition, we note that the waiver of defenses relating to the Guarantees in Section 1101 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as the Representative, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Notes. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that paragraphs 1, 2, 3, 7, 8 and 9 of this opinion letter may be relied upon by the Trustee in its capacity as such. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

[ ], a Partner

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Loan Agreements

1.

U.S.$92,830,000 Loan Agreement, dated as of December 23, 2004, by and among America Móvil, S.A. de C.V., CTI PCS, S.A. and CTI Compañia de Teléfonos del Interior, as Borrowers, and ABN AMRO Bank N.V., Stockholm Branch, as Administrative Agent and Lender.

2.	Guarantee Agreement, dated as of August 31, 2005, between América Móvil, S.A. de C.V., as Guarantor, and ABN AMRO Bank N.V., as Bank.

3.	Amended and Restated Umbrella Facility Letter Agreement, dated as of August 31, 2005, between America Móvil, S.A. de C.V., as Guarantor, and ABN AMRO Bank N.V., as Bank.

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October 5, 2005

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

as Representative of the several Underwriters

named in Schedule I hereto

c/o Credit Suisse First Boston (Europe) Limited

One Cabot Square

London E14 4QJ

England

Ladies and Gentlemen:

We have acted as special United States counsel to América Móvil, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), and Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as guarantor (the “Guarantor”), in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-120202) of Ps. 5,000,000,000 aggregate principal amount of 9% Senior Notes due January 15, 2016 (the “Notes”). Such Registration Statement, as amended when it became effective (except Exhibit 25), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated November 22, 2004, as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the prospectus supplement, September 29, 2005, as first filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus Supplement;” and the Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus.” This letter is furnished to you pursuant to Section 5(h) of the underwriting agreement, dated September 29, 2005 (the “Underwriting Agreement”), among the Company, the Guarantor and Credit Suisse First Boston (Europe) Limited, as the representative (the “Representative”) to the several underwriters thereunder (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the documents incorporated by reference therein (except to the extent expressly set forth in numbered paragraphs 4 and 5 of our opinion letter to you of even date herewith) and we make no

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representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

However, in the course of our acting as special United States counsel for the Company and the Guarantor in connection with their preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of the Company and the Guarantor, representatives of Mexican and Brazilian counsel to the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus, portions of certain documents incorporated by reference therein and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company and the Guarantor.

Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)    The Registration Statement (except the financial statements and schedules and other financial data included therein, as to which we express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

(b)   The documents incorporated by reference in the Registration Statement and the Prospectus (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)    No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)   No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except for the financial statements and schedules and other financial data included therein, as

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to which we express no view) as of the date thereof and hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and, to the best of our knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened, by the Commission.

We are furnishing this letter to you, as the Representative, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Notes. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By: _______________________

[ ], a Partner

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ANNEX B

[FORM OF OPINIONS OF MEXICAN COUNSEL TO

THE COMPANY AND THE GUARANTOR]

October 5, 2005

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

as Representative of the several Underwriters

named in Schedule I hereto

c/o Credit Suisse First Boston (Europe) Limited

One Cabot Square

London E14 4QJ

England

Ladies and Gentlemen:

We have acted as special Mexican counsel for América Móvil, S.A. de C.V. (“Company”), a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Mexico”), and Radiomóvil Dipsa, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of Mexico (the “Guarantor”) in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-120202) of Ps.5,000,000,000 aggregate principal amount of 9% Senior Notes due January 15, 2016 (the “Notes”), to be issued under an Indenture dated as of March 9, 2004, as amended, supplemented and otherwise modified by the First Supplemental Indenture and the Second Supplemental Indenture, each dated as of March 9, 2004, the Third Supplemental Indenture, dated as of April 27, 2004, the Fourth Supplemental Indenture, dated as of November 3, 2004, the Fifth Supplemental Indenture, dated as of December 14, 2004, and the Sixth Supplemental Indenture, dated as of February 25, 2005 (the “Base Indenture”), as further supplemented by the Seventh Supplemental Indenture, to be dated as of October 5, 2005 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Guarantor and JP Morgan Chase Bank, as trustee. Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus, dated November 22, 2004, as first filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 3, 2004 pursuant to Rule 424(b)(2) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus” the prospectus supplement, dated September 29, 2005, as first filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus Supplement” and the Base Prospectus and the

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Prospectus Supplement together are herein called the “Prospectus”. This opinion letter is furnished pursuant to Section 5(i) of the Underwriting Agreement dated September 29, 2005 (the “Underwriting Agreement”) among the Company, the Guarantor and Credit Suisse First Boston (Europe) Limited, as the representative (the “Representative”) to the several underwriters thereunder (the “Underwriters”). Unless otherwise defined herein, capitalized terms defined in the Underwriting Agreement are used herein as therein defined.

In connection with the foregoing, we have reviewed copies of the following documents:

(i)	an executed copy of the Underwriting Agreement;
(ii)	the articles of incorporation and by-laws (estatutos) of the Company and the Guarantor;
(iii)	the Registration Statement (including the documents incorporated by reference therein);
(iv)	the Prospectus (including the documents incorporated by reference therein);
(v)	copy of the Global Note representing the Notes and of the Guarantees;
(vi)	an executed copy of the Indenture (including the Supplemental Indenture);
(vii)	the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement; and
(viii)	such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

The Underwriting Agreement, the Notes, the Guarantees and the Indenture are herein, collectively, referred to as the “Transaction Documents”.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, (i) the due authorization, execution and delivery by any party therein (other than the Company and the Guarantor) of the Underwriting Agreement and the Indenture; (ii) the validity, binding effect and enforceability of the Indenture under the laws of the State of New York in the United States of America; (iii) that the Notes and the Guarantees conform to the forms thereof that we have reviewed and will be duly authenticated and issued, as applicable, in accordance with the terms of the Indenture; (iv) the genuineness and authenticity of all

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signatures, opinions, documents and papers submitted to us; and (v) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof. As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts where not independently established by us, relied upon certificates of the Company, the Guarantor or their respective officers, including those delivered in connection with the Underwriting Agreement.

In addition, we have assumed that the Company, the Guarantor and the Trustee have satisfied the legal requirements that are applicable to each of them under applicable law other than the law of Mexico to the extent necessary to make the Underwriting Agreement, the Indenture and the Notes or the Guarantees, as the case may be, enforceable against each of them.

We express no opinion as to any laws other than the laws of Mexico, and we have assumed that there is nothing in the law of any other jurisdiction that affects our opinion which is delivered based upon applicable law as of the date hereof. In particular, we have made no independent investigation of the laws of the United States of America or any jurisdiction thereof as a basis for the opinions stated herein and do not express or imply any opinion on or based on the criteria or standards provided for in such laws. As to questions related to the laws of the United States of America, we have relied, without making any independent investigation with respect thereto, and with your consent, for purposes of delivery of this opinion, on the other opinions and certificates delivered under the Underwriting Agreement among all the relevant parties thereto and this opinion, to the extent such opinions and certificates contain assumptions and qualifications, shall be subject to such assumptions and qualifications.

With respect to certain statements made by us herein concerning our knowledge of factual matters, the phrase “to the best of our knowledge” and any similar phrase means that, during the course of our special representation of the Company and the Guarantor for purposes of the issuance of the Notes and the Guarantees, as the case may be, no information has come to our attention which has given us actual knowledge of the existence or absence of such facts, and other than reviewing our files and records in respect of the Company and the Guarantor and the documents and records described above and consulting with attorneys in our firm, we have not undertaken any independent investigations to determine the existence or absence of such facts.

Based upon the foregoing, having regard for such other considerations as we deem relevant and subject to the further qualifications set forth below, we are of the opinion that:

1.  The Company has been duly incorporated and is validly existing as a sociedad anónima de capital variable under the laws of Mexico, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus (including, in each case, the documents incorporated by reference), and, insofar as matters governed by Mexican law are concerned, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any

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business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

2.  The Guarantor has been duly incorporated and is validly existing as a sociedad anónima de capital variable under the laws of Mexico, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus (including, in each case, the documents incorporated by reference), and, insofar as matters governed by Mexican law are concerned, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

3.  Each Mexican subsidiary of the Company (other than the Guarantor) has been duly organized and is validly existing as corporation, company, sociedad anónima or sociedad anónima de capital variable under the laws of Mexico, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus (including, in each case, the documents incorporated by reference), and, insofar as matters governed by Mexican law are concerned, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

4.  The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor and, assuming due execution and delivery thereof by the Underwriters, constitutes a valid and legally binding agreement of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms.

5.  The Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and, assuming that it constitutes a valid and legally binding agreement under New York law, constitutes a legal, valid and binding agreement enforceable against the Company and the Guarantor in accordance with its terms.

6.  The Supplemental Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and, assuming that it constitutes a valid and legally binding agreement under New York law, constitutes a legal, valid and binding agreement enforceable against the Company and the Guarantor in accordance with its terms.

7.  The Notes have been duly authorized, executed and delivered by the Company and, insofar as matters governed by Mexican law are concerned, when duly authenticated as provided in the Indenture and paid for and delivered as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will

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constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.  The Guarantees have been duly authorized by, executed and delivered by the Guarantor and, insofar as matters of Mexican law are concerned, when the Notes have been duly authenticated as provided in the Indenture and paid for and delivered as provided in the Underwriting Agreement, will constitute legally valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms.

9.  The execution, delivery and performance by each of the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes and the Guarantees and compliance by each of the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor or any of their respective Mexican subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or the Guarantor or any of their respective Mexican subsidiaries is a party or by which the Company or the Guarantor or any of their respective Mexican subsidiaries is bound or to which any of the property or assets of the Company or the Guarantor or any of their respective Mexican subsidiaries is subject, (ii) result in any violation of the provisions of the estatutos sociales of the Company or the Guarantor or any of their respective Mexican subsidiaries or (iii) to the best of our knowledge, result in the violation of any Mexican law or statute or any judgment, order, rule or regulation of any Mexican governmental or regulatory authority or court.

10.      No consent, approval, authorization, order, registration or qualification of or with any Mexican governmental or regulatory authority or court is required for the execution, delivery and performance by each of the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes and the Guarantees, and the consummation of the transactions contemplated by the Transaction Documents, except for the authorization of the Comisión Nacional Bancaria y de Valores (“CNBV”) for the registration of the Notes with the Sección Especial (Special Section) of the Registro Nacional de Valores maintained by the CNBV (which has been duly obtained and is in full force and effect).

11.      Except for shares repurchased by the Company under its buy-back program since June 30, 2005, the Company has an authorized capitalization as set forth in the Prospectus; and all of the issued shares of capital stock of each of the Company and the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable.

12.      The statements in the Prospectus under (i) “Enforceability of Civil Liabilities”, (ii) “Risk Factors—Risks Relating to Our Businesses”, (iii) “Risk Factors—Risks Relating to the Notes”, (iv) “Description of the Notes—General—Payment of Additional Amounts”

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and (v) “Description of the Debt Securities—Payment of Additional Amounts”, and in the Company’s annual report on Form 20-F for the year ended on December 31, 2004 incorporated by reference in the Prospectus, under “Item 4. Information on the Company—Mexican Operations—Regulation,” “Item 6. Directors, Senior Management and Employees—Management” and “Item 8. Financial Information—Legal Proceedings—Telcel,” insofar as such statements constitute a summary of matters of Mexican law or regulation or the provisions of documents referred to therein, fairly summarize the matters described therein in all material respects.

13.      The statements in the Prospectus under “Taxation — Mexican Tax Considerations”, insofar as such statements constitute a summary of Mexican legal matters or Mexican regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

14.      The choice of law provisions under which New York state law is to govern the Transaction Documents will be recognized by Mexican courts; under the laws of Mexico, the irrevocable submission of each of the Company and the Guarantor under the Transaction Documents to the jurisdiction of a U.S. federal or New York state court in New York City, and the waiver by each of the Company and the Guarantor of defenses in a proceeding in such court are legal, valid and binding; service of process effected in the manner set forth in the Transaction Documents, subject to subparagraph (c) below and assuming validity under New York state law, will be effective, insofar as matters of Mexican law are concerned, to confer valid personal jurisdiction over each of the Company and the Guarantor; and any final judgment obtained in a U.S. federal or New York state court located in New York City arising out of or in relation to the obligations of each of the Company and the Guarantor under the Transaction Documents would be enforceable against the Company and the Guarantor in the courts of Mexico pursuant to Articles 569 and 571 of the Federal Civil Procedure Code and Article 1347A of the Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(a)    such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the relevant Transaction Documents;

(b)   such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action as opposed to an in rem action, provided that, under the Mexican Monetary Law, payments which should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at a rate of exchange for such currency fixed by Banco de Mexico for the date when payment is made;

(c)    service of process was made personally and not by mail on each of the Company and the Guarantor or on the appropriate process agent, and a Mexican court would consider a service of process upon the duly appointed agent, appointed by means of a notarial instrument, to be personal service of

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process meeting Mexican procedural requirements (and we note that each of the Company and the Guarantor has duly made such appointment of CT Corporation System as its authorized process agent by means of such a notarial instrument);

(d)   such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

(e)    the applicable procedure under the law of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof), is complied with;

(f)    the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction;

(g)	such judgment is final in the jurisdiction where it was obtained;

(h)   the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexican court; and

(i)     any such foreign courts would enforce final judgments issued by the federal or state courts of Mexico as a matter of reciprocity.

15.      To the best of our knowledge and other than as set forth in the Prospectus, each of the Company, the Guarantor and their respective Mexican subsidiaries possess all material concessions, licenses, certificates, permits, consents, orders, approvals and other authorizations issued by the appropriate Mexican governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus.

16.      To the best of our knowledge, except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending in Mexico to which the Company, the Guarantor or any of their respective Mexican subsidiaries is or may be a party or to which any property of the Company, the Guarantor or any of their respective Mexican subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, the Guarantor or any of their respective Mexican subsidiaries, could reasonably be expected to have a Material Adverse Effect.

17.      To the best of our knowledge and other than as set forth in the Prospectus, the Company, the Guarantor and their respective Mexican subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, the Guarantor and their respective Mexican subsidiaries, in each case free and clear of all

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liens, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the operations of or the use made and proposed to be made of such property by the Company, the Guarantor and their respective Mexican subsidiaries.

18.      To the best of our knowledge, each of the Company, the Guarantor and their respective Mexican subsidiaries have paid all material Mexican taxes and filed all tax returns required to be paid or filed through the date hereof and all assessments received by them to the extent such taxes have become due and are not being contested in good faith; and except as otherwise disclosed in the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the Guarantor or any of their respective Mexican subsidiaries or any of their respective properties or assets other than taxes that are being contested in good faith and as to which appropriate reserves have been established by the Company or the Guarantor, as the case may be.

19.      Except as described in the Prospectus, with respect to non-residents of Mexico, there are no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes payable by or on behalf of the Underwriters to Mexico or to any taxing authority thereof or therein in connection with (i) the delivery of the Notes by the Company to the Underwriters in the manner contemplated by the Underwriting Agreement, (ii) payments of the principal of and interest and other amounts on the Notes to holders of such Notes, (iii) the sale and delivery of the Notes by the Underwriter to subsequent purchasers thereof in accordance with the terms of the Underwriting Agreement, or (iv) the obligations of the Guarantor under the Guarantees.

This opinion is subject to the following qualifications:

(a)    Enforcement may be limited or affected by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally, and, among other things: interest on principal will not accrue after declaration of bankruptcy; the obligations of the Company or the Guarantor in foreign currency shall be converted into Mexican currency at the rate of exchange published in the Diario Oficial de la Federación (Official Daily Gazette of the Federation) by the Banco de México (Central Bank of Mexico) in force on the date the declaration of concurso mercantil is made, and such Mexican currency shall be converted into “Unidades de Inversión” (inflation-indexed units) at the rate of conversion published by Banco de México for such date; the obligations of the Company or the Guarantor in Mexican currency shall be converted into “Unidades de Inversión” at the rate of conversion published by Banco de México for such date; in each such case, obligations so converted will not bear interest; as the Notes are unsecured (quirografario), no senior status will be granted thereto under Mexican law; and, pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes will have priority over claims of the Note holders;

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(b)   We note that the payment of interest on interest may not be enforceable under Mexican law;

(c)    In the event that proceedings are brought in Mexico seeking performance of the Company’s or the Guarantor’s foreign currency obligations in Mexico, pursuant to Article 8 of the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), the Company or the Guarantor may discharge such obligations by paying any such sums due in Mexican currency at the rate of exchange fixed by Banco de México for the date when payment is made;

(d)   In the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings, prepared by a court-approved translator, would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

(e)    The exercise of any prerogatives of the parties, although they may be discretionary, should be supported by the factual assumptions required for their reasonable exercise; in addition, under Mexican law, the Company or the Guarantor will have the right to contest in court any notice or certificate of such party purporting to be conclusive and binding;

(f)    Claims may become barred under the statutes of limitation or may be or become subject to defenses of set-off or counterclaim;

(g)   As to the provisions contained in the Underwriting Agreement and the Indenture regarding service of process, it should be noted that service of process by mail does not constitute personal service under Mexican law and, since such service is considered to be a basic procedural requirement under such law, if for purposes of proceedings outside Mexico service of process is made by mail, we believe a final judgment based on such service of process would not be enforced by the courts of Mexico;

(h)   With respect to Section 10 of the Underwriting Agreement and Section 115 of the Indenture, we note that an irrevocable appointment of CT Corporation System as the Company or the Guarantor’s authorized agent for service of process would not be enforceable under Mexican law and, as a consequence, such appointment may be legally revoked;

(i)     We express no opinion as to Sections 505 (Trustee May Enforce Claims Without Possession of Securities), 509 (Restoration of Rights and Remedies) and 1011 (Indemnification of Judgment Currency) of the Indenture and as to Section 13 of the Underwriting Agreement;

(j)     We note that any covenants of the Company or the Guarantor which purport to bind it on matters reserved by law to shareholders, or which purport to bind shareholders to vote or refrain from voting their shares in the Company or

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the Guarantor are not enforceable, under Mexican law, through specific performance;

(k)   In connection with Section 115 of the Indenture and Section 10 of the Underwriting Agreement, it should be noted that pursuant to Article 567 of the Mexican Federal Civil Procedure Code (Código Federal de Procedimientos Civiles) a choice of forum clause would not be valid when the right to choose it is for the exclusive benefit of any of the parties but not of all of them (however, we are of the view that such choice of forum clauses in the Indenture and such agreements are for the benefit of all of the parties);

(l)     Except as specifically stated herein, we make no comment with regard to any representations which may be made by the Company or the Guarantor in any of the documents referred to above or otherwise;

(m)  Under Mexican law, the extension or the granting of grace periods to the principal obligor, any modification of a guaranteed obligation that would increase any obligation of the Guarantor, or the novation of the principal obligation, would require the consent of the Guarantor; therefore, note should be taken that the obligations of the Guarantor under the Guarantees might not be enforced by Mexican courts if the underlying guaranteed obligations are extended, increased or novated without the Guarantor’s consent at that time;

(n)   We note that the enforcement of a claim against the Company or the Guarantor may be subject to certain conditions and restrictions set forth in the Federal Telecommunications Law (Ley Federal de Telecomunicaciones), the General Communications Law (Ley General de Vías de Comunicaciones) and the Bankruptcy Law (Ley de Concursos Mercantiles) in this latter case with respect to the provisions contained in Title Eight, Chapter I “Special Procedures” (De los concursos especiales), “Bankruptcy of companies that render public services subject to a concession” (De los concursos mercantiles de comerciantes que prestan servicios públicos concesionados) (however, we are of the view that there are adequate remedial provisions under Mexican law for the practical realization against the Guarantor of the rights and benefits afforded by the Guarantees);

(o)   The Notes do not constitute pagarés under Mexican law and would not provide the holder thereof access to the Executive Summary Procedure (Vía Ejecutiva Mercantil) in a proceeding brought to enforce payment of any such Notes; and

(p)   The taking of possession, entry, removal, sale, transfer or other disposition of property or similar action in Mexico may not be made in Mexico without judicial intervention after the defendant is given the right to be heard and defeated in court.

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In rendering the foregoing opinion, we have relied (i) as to factual matters on certificates of directors and executive officers of the Company or the Guarantor, as the case may be, and (ii) as to matters of U.S. federal and New York state law on the opinion of Cleary, Gottlieb, Steen & Hamilton LLP, U.S. counsel for the Company and the Guarantor, being delivered to you today pursuant to Section 5(i) of the Underwriting Agreement.

We note that Rafael Robles Miaja, a partner of this firm, is currently Corporate Secretary of the Board of Directors of the Company.

We are furnishing this opinion letter to you, as the Representative, solely for the benefit of the Underwriters. Cleary, Gottlieb, Steen & Hamilton LLP and Simpson Thacher & Bartlett LLP, your U.S. counsel, may rely upon this opinion in rendering their opinion to you pursuant to the Underwriting Agreement. This opinion is not to be relied upon by anyone else or used, circulated, filed, quoted or otherwise referred to for any other purpose, other than in the Underwriting Agreement and in the list of closing documents, without our prior written consent.

This opinion is being rendered based on the legal provisions applicable in Mexico as of the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

In rendering this opinion, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including any exhibit thereof, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

GALICIA Y ROBLES, S.C.

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October 5, 2005

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

as Representative of the several Underwriters

named in Schedule I hereto

c/o Credit Suisse First Boston (Europe) Limited

One Cabot Square

London E14 4QJ

England

Ladies and Gentlemen:

We have acted as special Mexican counsel to América Móvil, S.A. de C.V. (“Company”), a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Mexico”), and Radiomóvil Dipsa, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of Mexico (the “Guarantor”), in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-120202) of Ps.5,000,000,000 aggregate principal amount of its 9% Senior Notes due January 15, 2016. Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement” the related prospectus, dated November 22, 2004, as first filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 3, 2004 pursuant to Rule 424(b)(2) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus” the prospectus supplement, dated September 29, 2005, as first filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus Supplement” and the Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus”. This opinion letter is furnished at the request of the Company and the Guarantor pursuant to Section 5(i) of the Underwriting Agreement dated September 29, 2005 (the “Underwriting Agreement”) among the Company, the Guarantor and Credit Suisse First Boston (Europe) Limited, as the representative (the “Representative”) to the several underwriters thereunder (the “Underwriters”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

We have assumed, without any independent investigation or verification of any kind, (i) the genuineness and authenticity of all signatures, opinions, documents and papers submitted to us and (ii) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof.

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We express no view as to any laws other than the laws of Mexico and we have assumed that there is nothing in any other law that affects our view which is delivered based upon applicable Mexican law as of the date hereof. In particular, we have made no independent investigation of the laws of the United States of America or any jurisdiction thereof as a basis for the views stated herein and do not express or imply any view on or based on the criteria or standards provided for in such laws.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical matters and because many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character, or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and the documents incorporated by reference therein, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements, except as set forth in paragraphs 13 and 14 of our opinion letter to you dated the date hereof. Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements and other financial and accounting data included in the Registration Statement and the Prospectus and the documents incorporated by reference therein, and we have not examined the accounting and financial records from which such financial statements, and data are derived.

However, in the course of our acting as the special Mexican counsel to the Company and the Guarantor, in connection with the preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with officers and representatives of the Company and the Guarantor, representatives of Mancera, S.C., a Member Practice of Ernst & Young Global, independent public accountants for the Company and the Guarantor, representatives of Cleary, Gottlieb, Steen & Hamilton LLP, United States counsel to the Company and the Guarantor, your representatives, Simpson Thacher & Bartlett LLP, your United States counsel, Mijares, Angoitia, Cortés y Fuentes, S.C., your Mexican counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus, the documents incorporated by reference therein and related matters were discussed. In addition, we reviewed certain corporate records and documents furnished to us by the Company and the Guarantor. We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Registration Statement and the Prospectus and the documents incorporated by reference therein, except, as noted above, for purposes of paragraphs 13 and 14 of our opinion letter to you dated the date hereof.

Based on our participation in the aforementioned conferences and conversations and our review of such records and documents, our understanding of applicable Mexican law and policy, the experience we have gained in our practice in Mexico

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thereunder and having regard for such other considerations as we deem relevant, we advise you that:

(a)No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except for the financial statements and financial and accounting data included therein, as to which no view is expressed), at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

(b)No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except for the financial statements and schedules and other financial and accounting data included therein, as to which no view is expressed) as of the date thereof and hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

These statements shall in no way be construed as stating any view, express or implied, based upon the U.S. federal or state securities laws, the interpretation thereof or the practice thereunder, with respect to which we have no knowledge or understanding; the language included above is included herein as a matter of convention only, but shall not be interpreted or construed as stating any view under any U.S. federal or state securities or other laws or any other legal provision

We note that Rafael Robles Miaja, a partner of this firm, is currently Corporate Secretary of the Board of Directors of the Company.

We are furnishing this letter to you, as the Representative, solely for the benefit of the Underwriters. This letter is not to be relied upon by anyone else or used, circulated, filed, quoted or otherwise referred to for any other purpose, other than in the Underwriting Agreement and in a list of closing documents, without our prior written consent.

We assume no obligation to supplement this letter if any applicable law changes after the date hereof or if we become aware of any facts that might change the views expressed herein, after the date hereof.

Very truly yours,

GALICIA Y ROBLES, S.C.

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ANNEX C

[FORM OF OPINION OF BRAZILIAN COUNSEL TO THE COMPANY]

October 5, 2005

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

as Representative of the several Underwriters

named in Schedule I hereto

c/o Credit Suisse First Boston (Europe) Limited

One Cabot Square

London E14 4QJ

England

Ladies and Gentlemen:

1.      We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as special Brazilian counsel to América Móvil, S.A. de C.V. (the “Company"), a Mexican corporation, in connection with certain aspects of its Brazilian indirect controlled companies ATL Telecom Leste S.A. (“ATL”), Tess S.A. (“Tess”), Americel S.A. (“Americel”), Telet S.A. (“Telet”), BSE S.A. (“BSE”), BCP S.A. (“BCP”), and Stemar Telecomunicações Ltda. (“Stemar” and, together with ATL, Tess, Americel, Telet, BSE and BCP, collectively, the “Brazilian Subsidiaries”).

2.      This opinion letter is furnished at the request of the Company pursuant to Section 5(i) of the Underwriting Agreement dated September 29, 2005 (the “Underwriting Agreement”) among the Company, Radiomóvil Dipsa, S.A. de C.V., a Mexican corporation, as Guarantor and Credit Suisse First Boston (Europe) Limited, as representative of the several underwriters thereunder.

3.      For the purposes of giving this opinion, we have examined and relied on an executed copy of the authorization terms for the Personal Mobile Service (Termo de Autorização do Serviço Móvel Pessoal) (the “Authorization Terms”) entered into between each of the Brazilian Subsidiaries and the Brazilian National Telecommunications Agency (Agência Nacional de Telecomunicações) (“ANATEL”). In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of each of the Brazilian Subsidiaries and such other instruments and other certificates of public officials, officers and representatives of the Brazilian Subsidiaries and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

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4.      We have not made any investigation of the laws of any jurisdiction other than Brazil and this opinion is given solely in respect of the laws of Brazil in force as of the date hereof and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York and do not express or imply any opinion or views on such laws.

5.	In giving this opinion, we have made the following assumptions:

(i) that all documents submitted to us as facsimile or copy or specimen documents conform to their originals;

(ii)      that the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;

(iii)     that all documents submitted to us as originals are complete and authentic; and

(iv)     that each of the Authorization Terms have been duly authorized, executed and delivered by ANATEL.

6.      Based on the above assumptions and subject to the qualifications, explanations and reservations set forth below, we are of the opinion that:

(i) Each of ATL, Tess, Americel, Telet, BSE and BCP is duly organized and validly existing as a sociedade por ações under the laws of Brazil;

(ii)      Stemar is duly organized and validly existing as a sociedade limitada under the laws of Brazil;

(iii)     To the best of our knowledge, after due inquiry, each of the Brazilian Subsidiaries has power and authority to own or lease its properties and conduct the businesses in which it is engaged, except where the failure to have such power or authority would not have a material adverse effect;

(iv)     Each of the Brazilian Subsidiaries holds the rights under its respective Authorization Term for the exploitation of the Personal Mobile Service in the geographical area described in the relevant Authorization Term, in accordance with its terms; and

(v)The statements in the amended annual report of the Company on Form 20-F for the year ended December 31, 2004, which is incorporated by reference in the Registration Statement and the Prospectus (as such terms are defined in the Underwriting Agreement), under “Item 4. Information on the Company — Non-Mexican Operations — Brazil (Telecom Americas) — Regulatory environment,” insofar as such statements constitute a summary of Brazilian legal or regulatory matters, fairly summarize the matters described therein in all material respects.

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7.      This opinion is subject to all limitations arising from bankruptcy, insolvency, liquidation, reorganization, and similar laws affecting creditors rights generally.

8.      This opinion is delivered solely for your benefit in connection with the Underwriting Agreement and may not be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

9.      This opinion is limited to the matters and transactions expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter or transaction.

This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Very truly yours,

XAVIER, BERNARDES, BRAGANÇA

SOCIEDADE DE ADVOGADOS

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